UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2014

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011 61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

The Annual General Meeting of Samson Oil & Gas Limited (the “Company”) was held on November 11, 2014. At the Annual General Meeting, Victor Rudenno was re-elected as a Director of the Company; the appointment of RSM Bird Cameron as the Company’s Australian auditors was approved; the allocation of shares and options was ratified; and the advisory vote on named executive officer compensation was approved. The advisory vote on the Remuneration Report required by the Australian Stock Exchange was not approved. The Long Term Incentive Plan 2014 (“LTIP”) and the related U.S. Base Equity Incentive Plan were not approved. In addition, resolutions on the issue of options to Dr Victor Rudenno, Dr DeAnn Craig, and Mr Keith Skipper and the grant of restricted shares under the LTIP to Terence Barr were not approved.

The voting results of the Annual General Meeting are set forth in Exhibit 99.1 and are incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release reporting the voting results of the Annual General Meeting of Samson Oil & Gas Limited dated November 11, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014

Samson Oil & Gas Limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer